UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2004

SEABULK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28732	65-0966399
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Eller Drive, P.O. Box 13038 Ft. Lauderdale, Florida	33316
(Address of principal executive offices)	(Zip Code)

(954) 523-2200
(Registrants’ telephone number, including area code)

Item 7. Financial Statements and Exhibits

     (c) Exhibits.

Exhibit
Number	Description of Document
99.1	Press Release dated August 10, 2004

99.2	Script from teleconference held on August 10, 2004 to discuss second quarter 2004 results

     Exhibits 99.1 and 99.2 and the information included therein shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, except if the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 12. Results of Operations and Financial Condition

     On August 10, 2004, Seabulk International, Inc. issued a press release announcing its results of operations for the three months ended June 30, 2004. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

     The Company held a conference call to discuss second quarter 2004 results at 11:00 a.m. E.D.S.T. on Tuesday, August 10, 2004, as previously announced by a press release on August 3, 2004, which included instructions as to when and how to access the presentation and location on the Registrant’s Web site where the information would be available. An audio replay of the presentation is currently available on the Seabulk Web site at www.seabulkinternational.com (click on Investors link) and will continue to be available for the next 90 days.

     In addition to the scripted remarks made by the Company, the Company made the following points in the Question and Answer period in response to questions from the audience:

•	Tanker drydockings during the third quarter 2004 are expected to result in lost tanker revenue of about $1.4 million.

•	Quarter-to-quarter earnings increases are expected for the balance of 2004.

•	The Offshore business in the Gulf of Mexico in July 2004 was at breakeven level.

•	The Company’s aggregate drydock expenditures during the third and fourth quarters of 2004 are expected to be about $8.5 million.

     This information, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, except if the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABULK INTERNATIONAL, INC.
By:	/s/ Alan R. Twaits
	Name:	Alan R. Twaits
	Title:	Senior Vice President, General Counsel and Secretary

August 10, 2004

3

INDEX TO EXHIBITS

Exhibit
Number	Description of Document
99.1	Press Release dated August 10, 2004

99.2	Script from teleconference held on August 10, 2004 to discuss second quarter 2004 results

4